SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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        Date of Report (Date of earliest event reported): March 16, 2005


                                  CHATTEM, INC.
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             (Exact name of registrant as specified in its charter)


       Tennessee                        0-5905                   62-0156300
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(State of incorporation)         (Commission File No.)        (IRS Employer
                                                             Identification No.)



               1715 West 38th Street, Chattanooga, Tennessee 37409
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          (Address of principal executive offices, including zip code)



                                 (423) 821-4571
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              (Registrant's telephone number, including area code)
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Item 1.01.  Entry into a Material Definitive Agreement
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     On March 16, 2005, Chattem, Inc. (the "Company") entered into a Final
Settlement Trust Agreement with AmSouth Bank as trustee (the "Final Trust Agreement") as contemplated by the class action settlement agreement (the "Settlement Agreement") approved by the United States District Court in that certain class action litigation in Federal District Court captioned In Re Phenylpropanolamine Products Liability Litigation, MDL No. 1407 (W. D. Wash). The trust established under the Final Trust Agreement shall replace, and succeed to all assets currently held by, the initial settlement trust dated April 12, 2004, and will provide a source of funds to be disbursed to beneficiaries of the trust in accordance with the Settlement Agreement. The Final Trust Agreement is subject to court approval, which we expect the court to grant within the next 30 days.

     Also, on March 18, 2005, the Company entered into a Settlement and Coverage-in-Place Agreement (the "Interstate Agreement") with regard to the Interstate Fire & Casualty Company's ("Interstate") lawsuit to rescind its $25 million of excess coverage for product liability claims relating to the Company's Dexatrim(R) products containing phenylpropanolamine (PPA). Consistent with the term sheet of settlement entered into between the Company and Interstate on December 13, 2004, the Interstate Agreement provides that Interstate will provide coverage of PPA claims that are covered by its policy after $78.5 million has been paid toward covered claims. Once the $78.5 million threshold is met, Interstate will pay the first 100% of the next $4 million of claims covered by its policy; 75% of the next $8.5 million of such claims; and 50% of the last $12.5 million of such claims. In addition, both the Company and Interstate have agreed to dismiss all claims and counterclaims filed against each other and the Company has agreed to release all claims against Interstate relating to the excess coverage product liability insurance policy.

                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


March 22, 2005                   CHATTEM, INC.

                                 By: /s/ A. Alexander Taylor II
                                    _________________________________
                                    A. Alexander Taylor II
                                    President and Chief Operating Officer